Exhibit 99.1

March 2, 2011

To:	Mr. Ming Yang Chairman Gulf Resources, Inc.

Dear Mr. Yang:

It has been an honor to serve on the Gulf Resources Board of Directors over the last three years during which the Company has made great progress.

As I have previously mentioned, the company I recently joined has requested that I resign as a director of any public company. Therefore, please accept this as my formal resignation effective today.

I wish you and the company continued success in the future and enjoyed working with you and the management at Gulf.

Sincerely,

/s/ Richard Khaleel
Richard Khaleel